Press Release

Cowen Announces Third Quarter 2017 Financial Results

New York, NY - October 26, 2017 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the third quarter ended September 30, 2017.
Highlights
Third Quarter Financial Summary

•	GAAP revenue of $178.8 million compared to $131.0 million in the prior year period.

•
GAAP net income attributable to common shareholders of $3.0 million or $0.09 per diluted common share, compared to a GAAP net loss attributable to common shareholders of $4.9 million or $(0.18) per diluted common share in the prior year period.

•
Economic revenue, a non-GAAP measure, of $182.6 million compared to $153.5 million in the prior year period, which included a one time gain of $17 million from the sale of Cowen's interest in the alternative solutions business of Cowen's investment management division.

•	Economic income, a non-GAAP measure, available to Cowen of $8.3 million or $0.26 per diluted share, compared to economic income of $11.0 million or $0.41 per diluted share in the prior year period.

•	Results for the third quarter ended September 30, 2017 include a full quarter of brokerage revenue and expense from the Convergex acquisition.
Operating Highlights

•	Investment banking revenue grew 56% year over year on both a GAAP and economic income (non-GAAP) basis. Revenue was driven by strong performance in equity financings and merger advisory activities.

•
Brokerage revenue, which included a full quarter of contribution from the businesses acquired from Convergex, increased 70% and 75% year over year, on a GAAP and economic income (non-GAAP) basis, respectively.

•
Results for the third quarter ended September 30, 2017 include a full quarter of brokerage revenue and expense from the Convergex acquisition which resulted in a shift in the Company's overall business mix and its compensation and non compensation expense to revenue ratios.

•
As of October 1, 2017, assets under management were $10.4 billion, a decrease of $557 million from July 1, 2017. The decrease was primarily due to distributions from the healthcare royalties and real estate businesses.

•
Book value per share was $23.87 as of September 30, 2017, compared to $25.11 as of December 31, 2016. The decrease was primarily due to the shares issued in conjunction with the Convergex acquisition in June 2017.

•
Tangible book value per share was $20.90 as of September 30, 2017 compared to $21.88 as of December 31, 2016. The decrease was primarily due to the shares issued in conjunction with the Convergex acquisition.

Peter A. Cohen, Chairman and Chief Executive Officer of Cowen said, "Our third quarter results reflect a broader and more diversified platform. We experienced solid levels of activity across our operating businesses and consistent performance on our invested capital. We achieved important progress in furthering the equities franchise in the first full quarter with the acquired businesses from Convergex."

2017 Third Quarter GAAP Financial Information

The following table summarizes the Company’s GAAP financial results for the three and nine months ended September 30, 2017 and 2016, and three months ended June 30, 2017.

Summary GAAP Financial Information

(Dollar amounts in millions, except per share information)	Three Months Ended					Nine Months Ended
	Sept. 30,			June 30,		Sept. 30,
	2017	2016	%	2017	%	2017	2016	%

Revenue	$178.8	$131.0	36%	$160.5	11%	$454.3	$349.3	30%
Net income (loss) attributable to Cowen	$4.7	$(3.2)	NM	$7.4	(37)%	$15.1	$(17.4)	NM
Preferred stock dividends	$1.7	$1.7	—%	$1.7	—%	$5.1	$5.1	—%
Net income (loss) attributable to Cowen common stockholders	$3.0	$(4.9)	NM	$5.7	(48)%	$10.0	$(22.5)	NM

Earnings (loss) per share (diluted)	$0.09	$(0.18)	NM	$0.19	(53)%	$0.33	$(0.84)	NM

Note: Amounts may not add due to rounding. NM indicates not meaningful.

GAAP Revenue

For the third quarter of 2017, GAAP revenue was $178.8 million compared to $131.0 million in the third quarter of 2016. The increase in GAAP revenue was primarily due to an increase in investment banking and brokerage revenue. The increase in brokerage revenue was due to the acquisition of Convergex in June 2017.

Employee Compensation and Benefits

Third quarter of 2017 employee compensation and benefits expenses increased $4.8 million compared to the prior year period to $103.3 million. The increase was primarily due to $47.8 million higher revenue offset partially by $23.7 million lower other income (loss) which resulted in a higher compensation and benefits accrual.

Interest and Dividend Expense

For the third quarter of 2017, interest and dividend expense increased $7.5 million to $15.1 million compared to $7.6 million in the prior year period. This was primarily attributable to an increase in the number of investments sold short and an increase in margin balances during 2017 as compared to 2016.

Reinsurance claims, commissions and amortization of deferred acquisition costs

For the third quarter 2017, reinsurance-related expenses decreased $1.4 million to $7.2 million. This decrease reflects the reduction, in 2017, of our quota share participation in one of our reinsurance policies with a high combined ratio of claims, commissions and acquisition costs over earned premiums.

Operating, General, Administrative and Other Expenses

Third quarter 2017 general, administrative and other expenses were $63.4 million compared to $37.9 million in the prior year period. The increase was primarily related to higher floor brokerage and trade execution costs, due to higher brokerage revenue, and increased marketing and business development expenses, legal and other professional fees and increased occupancy costs, which were mostly related to the acquisition of Convergex in June 2017.

Depreciation and Amortization Expenses

Depreciation and amortization expenses increased $0.3 million to $3.5 million for the three months ended September 30, 2017 compared with $3.2 million in the prior year period. The increase was primarily related to an increase in tangible and intangible assets related to recent acquisitions.

Restructuring Costs

Restructuring costs were $0.2 million for the three months ended September 30, 2017. In conjunction with the integration of the acquired businesses of Convergex, the Company evaluated the combined broker-dealer businesses and operations and incurred integration and restructuring costs which primarily related to exit and disposal costs, discontinuation of redundant technology services and severance costs.

Other Income (Loss)
Third quarter 2017 other income was $27.6 million compared to $51.3 million in the prior year period. The decrease primarily related to a decrease in performance in one of our investment strategies and the Company's own invested capital.

Income Taxes

Third quarter 2017 income tax expense was $2.3 million compared to $8.8 million in the prior year quarter. This change was primarily attributable to the Company’s operating results.

Income (Loss) Attributable to Redeemable Non-controlling Interests

Third quarter 2017 income (loss) attributable to redeemable non-controlling interests decreased by $13.3 million to $5.2 million from the prior year period. The decrease was primarily the result of gains incurred by one of our consolidated funds in the prior year period.

Non-controlling interests represent the pro rata share of the income or loss of the non-wholly owned consolidated entities attributable to the other owners of such entities.

Preferred Stock Dividends

On May 19, 2015, the Company completed its offering of 120,750 shares of the Company's 5.625% Series A cumulative perpetual convertible preferred stock. Each share of the Series A Convertible Preferred Stock is entitled to dividends at a rate of 5.625% per annum. The Company may, at its option, pay dividends in cash, common stock or a combination thereof.

Capital

The Company’s stockholders’ equity as of September 30, 2017 was $843.5 million compared to $772.7 million as of December 31, 2016.

Common equity, which excludes preferred stock, was $742.2 million, or book value per share of $23.87 at September 30, 2017, compared to common equity of $671.3 million, or book value per share of $25.11 at December 31, 2016.

Tangible common equity was $649.8 million, or tangible book value per share of $20.90 at September 30, 2017, compared to tangible common equity of $584.9 million, or tangible book value per share of $21.88 at December 31, 2016.

Select Balance Sheet Data

(Amounts in millions, except per share information)	Sept. 30,	Dec. 31,	Sept. 30,
	2017	2016	2016

Cowen Inc. stockholders' equity	$843.5	$772.7	$771.2
Common equity (CE)	$742.2	$671.3	$669.9
Tangible common equity (TCE)	$649.8	$584.9	$582.2

Book value per share (CE/CSO)	$23.87	$25.11	$24.97
Tangible book value per share (TCE/CSO)	$20.90	$21.88	$21.70

Common shares outstanding (CSO)	31.1	26.7	26.8

Reconciliation of GAAP Cowen Inc. stockholders' equity to tangible common equity:

Cowen Inc. stockholders' equity	$843.5	$772.7	$771.2
Less:
Preferred stock	101.3	101.3	101.3
Common equity (CE)	$742.2	$671.3	$669.9

Less:
Goodwill & intangibles	92.4	86.4	87.8
Tangible common equity (TCE)	$649.8	$584.9	$582.2

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment, (iii) excludes certain other acquisition-related adjustments and/or reorganization expenses, (iv) excludes the bargain purchase gain which resulted from the Convergex Group acquisition and (v) excludes preferred stock dividends. In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company's investment as a general partner in certain real estate entities and the Company's investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income (Loss) financial results for the three months and nine months ended September 30, 2017 and 2016, and three months ended June 30, 2017.

Summary Economic Income (Loss) Financial Information

(Dollar amounts in millions, except per share information)	Three Months Ended					Nine Months Ended
	Sept. 30,			June 30,		Sept. 30,
	2017	2016	%	2017	%	2017	2016	%

Revenue	$182.6	$153.5	19%	$171.9	6%	$483.2	$339.5	42%
Economic Income (Loss)	$8.3	$11.0	(25)%	$11.5	(29)%	$25.3	$(15.9)	NM

Economic Income (Loss) per share (diluted)	$0.26	$0.41	(37)%	$0.39	(35)%	$0.84	$(0.59)	(242)%

Note: Amounts may not add due to rounding. NM indicates not meaningful.

Summary Economic Income (Loss) to GAAP Reconciliation

	Three Months Ended			Nine Months Ended
	Sept. 30,		June 30,	Sept. 30,
(Per share information)	2017	2016	2017	2017	2016

Economic Income (Loss) per share (diluted)	$0.26	$0.41	$0.39	$0.84	$(0.59)
Adjustments:
Preferred dividends	(0.05)	(0.06)	(0.06)	(0.17)	(0.19)
Taxes	(0.07)	(0.32)	0.03	(0.11)	0.24
Bargain purchase gain	—	—	0.27	0.26	—
Transaction-related costs	(0.04)	(0.20)	(0.43)	(0.49)	(0.30)
GAAP earnings (loss) per share (diluted)	$0.09	$(0.18)	$0.19	$0.33	$(0.84)

Note: Amounts may not add due to rounding.

2017 Third Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the third quarter of 2017 was $182.6 million compared to $153.5 million in the third quarter of 2016.  The increase in Economic Income revenue was primarily attributable to an increase in investment banking and brokerage. The increase in brokerage revenue was due to the acquisition of Convergex in June 2017.

Economic Income Revenue

	Three Months Ended					Nine Months Ended
	Sept. 30,			June 30,		Sept. 30,
(Dollar amounts in millions)	2017	2016	%	2017	%	2017	2016	%

Investment banking	$57.4	$36.7	56%	$64.1	(11)%	$158.1	98.2	61%
Brokerage	90.0	51.5	75%	67.0	34%	209.3	153.4	36%
Management fees	13.8	16.5	(17)%	14.4	(4)%	42.1	49.9	(16)%
Incentive income	4.6	11.8	(61)%	11.0	(58)%	18.6	19.2	(3)%
Investment income (loss)	15.9	19.7	(19)%	14.2	12%	51.8	(0.6)	NM
Other revenues	0.9	17.2	(95)%	1.3	(26)%	3.3	19.5	(83)%
Total Revenue	$182.6	$153.5	19%	$171.9	6%	$483.2	$339.5	42%

Note: Amounts may not add due to rounding. NM indicates not meaningful.

Non-interest Expenses

Third quarter 2017 non-interest expense was $169.1 million compared to $135.8 million in the prior year period. Items included in non-interest expenses are discussed below.

Compensation and Benefits Expense

Third quarter 2017 compensation and benefits expense was $101.5 million compared to $93.7 million in the third quarter 2016. The increase was due to higher revenue during the 2017 period as compared to 2016 which resulted in a higher compensation and benefits accrual.

The compensation to Economic Income revenue ratio was 56% for the third quarter 2017 compared to 61% for the prior year period. The lower compensation to Economic Income revenue ratio is due to a change of the Company's overall business mix as a result of the acquisition of Convergex in June 2017.

Fixed Non-Compensation Expenses

Third quarter 2017 fixed non-compensation expenses increased 31% year over year to $33.0 million from $25.3 million. The increase was attributable to the acquisition of Convergex in June 2017.

Depreciation and Amortization Expenses

Third quarter 2017 depreciation and amortization expense was $3.1 million compared to $2.7 million in the prior year period. The increase was primarily related to an increase in amortization of intangible assets related to recent acquisitions.

Variable Non-Compensation Expenses

Third quarter 2017 variable non-compensation expenses were $32.0 million compared to $14.8 million in the third quarter 2016. The increase was primarily related to higher floor brokerage and trade execution costs related to the acquisition of Convergex in June 2017. We expect to maintain these levels given the mix of higher variable cost businesses (as a percentage of revenue) acquired from Convergex.

Interest Expense

Interest expense increased $0.5 million to $4.8 million in the third quarter 2017 from the year ago period. Interest expense primarily related to debt issued during the first and fourth quarters of 2014 and second quarter 2017.

Investment Management Segment

Assets Under Management

As of October 1, 2017, the Company had assets under management of $10.4 billion, a decrease of $557.0 million from July 1, 2017. The decrease was primarily due to distributions from the healthcare royalties and real estate businesses.

Management Fees and Incentive Income

For the third quarter 2017, management fees for the alternative investment segment were $13.0 million compared to $15.7 million in the prior year. This decrease in management fees was primarily related to the sale of our interest in the alternative solutions business during the third quarter of 2016.

Incentive income decreased $7.2 million to $4.6 million in the third quarter 2017 compared to $11.8 million in the prior year period. The decrease was primarily related to a decrease in performance fees from our real estate business and one of our other businesses.

Investment Income

For the third quarter 2017, investment income for the segment was $9.9 million, compared to $14.8 million in the third quarter 2016. The decrease was primarily related to a decrease in performance of the Company's own invested capital.

Other Revenues

Other revenues for the segment were $0.4 million in the third quarter 2017, compared to $17.1 million in the prior year period. The decrease was primarily related to the sale of our interest in the alternative solutions business in the third quarter of 2016.

Broker-Dealer Segment

Brokerage

Brokerage revenue increased $38.4 million to $89.9 million in the third quarter 2017 compared to $51.5 million in the third quarter 2016. This was primarily attributable to the acquisition of Convergex in June 2017.

Investment Banking

In the third quarter 2017, investment banking revenue increased 56% to $57.4 million, compared to $36.7 million in the third quarter 2016.  The year over year increase was primarily due to higher equity underwriting activity. The average underwriting fee per transaction increased 62% from the prior year period.

Investment Banking Revenue Summary

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
(Dollar amounts in millions)	2017	2016	2017	2016
Equity Underwriting	$44.0	$24.9	$132.3	$73.2
Debt Underwriting	—	3.6	(0.1)	6.0
Advisory	13.4	8.2	25.9	19.0
Total	$57.4	$36.7	$158.1	$98.2

Investment Banking Transaction Count

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2017	2016	2017	2016
Equity Underwriting	24	22	78	55
Of which bookrun:	16	12	48	32
Debt Underwriting	—	2	—	5
Advisory	7	5	11	9
Total	31	29	89	69

Investment Income

For the third quarter 2017, investment income for the segment was $6.0 million versus $4.9 million in the third quarter 2016. The increase was a result of an increase in overall investment income which was allocated amongst the segments.

Share Repurchase Program

Under the Company's existing $138.3 million share repurchase program, the Company has acquired 7.3 million shares for $117.4 million since August 2011. Also, since the program was initially announced in July 2011, the Company has acquired an additional 3.2 million shares outside of the share repurchase program as a result of net share settlement relating to the vesting of equity awards for $46.1 million. The total amount available for repurchase under the program is $20.9 million.

In the third quarter 2017, the Company did not repurchase shares under the Company's existing share repurchase program. However, the Company did acquire 9,338 shares outside of the share repurchase program as a result of net share settlement relating to the vesting of equity awards.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2017 third quarter results on Thursday, October 26, 2017, at 4:30 pm ET.  The call can be accessed by dialing 1-(855) 760-0961 domestic or 1-(631) 485-4850 international.  The passcode for the call is 95858755.  A replay of the call will be available beginning at 7:30 pm ET October 26, 2017 through 7:30 pm ET November 2, 2017.  To listen to the replay of this call, please dial 1-(855) 859-2056 domestic or 1-(404) 537-3406 international and enter passcode 95858755.

The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Inc.

Cowen Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, sales and trading, prime brokerage, global clearing and commission management through its two business segments: Cowen Investment Management and its affiliates make up the Company’s alternative investment segment, while Cowen and Company, a member of FINRA and SIPC, and its affiliates make up the Company’s broker-dealer segment. Cowen Investment Management provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital. Cowen and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research, a sales and trading platform for institutional investors and a comprehensive suite of prime brokerage services. Founded in 1918, the firm is headquartered in New York and has offices worldwide.  To download Cowen’s investor relations app, which offers access to SEC filings, news releases, webcasts and presentations, please visit the App Store for iPhone and iPad or Google Play for Android mobile devices.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Investor Relations Contacts

Cowen Inc.
Stephen Lasota, Chief Financial Officer, (212) 845-7919
Nancy Wu, (646) 562-1259

Source: Cowen Inc.

Cowen Inc.
GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2017	2016	2017	2016
Revenue
Investment banking	$57,383	$36,722	$158,082	$98,156
Brokerage	84,220	49,605	198,599	147,640
Management fees	8,223	10,272	25,587	31,951
Incentive income	1,945	1,284	6,217	2,823
Interest and dividends	14,318	3,906	27,324	11,664
Reimbursement from affiliates	484	2,140	2,631	8,268
Aircraft lease revenue	934	1,089	3,036	3,071
Reinsurance premiums	7,186	8,905	21,957	23,243
Other	3,402	16,207	6,147	17,940
Consolidated Funds revenues	735	897	4,751	4,541
Total revenue	178,830	131,027	454,331	349,297
Expenses
Employee compensation and benefits	103,282	98,501	282,066	217,309
Interest and dividends	15,132	7,612	37,273	21,866
Reinsurance claims, commissions and amortization of deferred acquisition costs	7,157	8,595	20,610	20,924
Operating, general, administrative and other expenses	63,391	37,908	156,982	115,743
Depreciation and amortization expense	3,452	3,174	9,612	9,654
Restructuring costs	222	—	8,763	—
Consolidated Funds expenses	1,712	2,469	9,423	6,428
Total expenses	194,348	158,259	524,729	391,924
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	18,326	26,153	63,101	9,123
Bargain purchase gain	—	—	7,946	—
Consolidated Funds net (losses) gains	9,301	25,097	53,260	7,054
Total other income (loss)	27,627	51,250	124,307	16,177

Income (loss) before income taxes	12,109	24,018	53,909	(26,450)
Income tax expense/(benefit)	2,281	8,759	3,407	(6,553)
Net income (loss)	9,828	15,259	50,502	(19,897)
Net income (loss) attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	5,162	18,478	35,412	(2,524)
Net income (loss) attributable to Cowen Inc.	4,666	(3,219)	15,090	(17,373)
Preferred stock dividends	1,698	1,698	5,094	5,094
Net income (loss) attributable to Cowen Inc. common stockholders	$2,968	$(4,917)	$9,996	$(22,467)

Earnings (loss) per share:
Basic	$0.09	$(0.18)	$0.34	$(0.84)
Diluted	$0.09	$(0.18)	$0.33	$(0.84)

Weighted average shares used in per share data:
Basic	31,271	26,993	29,004	26,818
Diluted	32,246	26,993	30,011	26,818

 Appendix: Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment, (iii) excludes certain other acquisition-related adjustments and/or reorganization expenses, (iv) excludes the bargain purchase gain which resulted from the Convergex Group acquisition and (v) excludes preferred stock dividends. In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company's investment as a general partner in certain real estate entities and the Company's investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Cowen Inc.
Unaudited Reconciliation of GAAP and Economic Revenue for the Three Months Ended September 30, 2017
(Dollar amounts in thousands)

	Three Months Ended September 30, 2017
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments (1)		Consolidation (2)	Income
Revenue
Investment banking	$57,383	$—		$—	$57,383
Brokerage	84,220	5,748	(f)	—	89,968
Management fees	8,223	4,931	(a)	640	13,794
Incentive income	1,945	2,250	(a)	402	4,597
Investment income	—	15,949	(b)(d)	—	15,949
Interest and dividends	14,318	(14,318)	(b)	—	—
Reimbursement from affiliates	484	(572)	(c)	88	—
Aircraft lease revenue	934	(934)	(d)	—	—
Reinsurance premiums	7,186	(7,186)	(e)	—	—
Other revenues	3,402	(2,463)	(e)	—	939
Consolidated Funds	735	—		(735)	—
Total revenue	$178,830	$3,405		$395	$182,630

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1) Other adjustments include reclassifications between other income (loss), redeemable non-controlling interests and interest and non-interest expenses based on the nature of the respective line item
(2) Fund consolidation includes the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities, the healthcare royalty business and the activist business.

(b) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends).
(c) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(d) Aircraft lease revenue is shown net of expenses in investment income for Economic Income (Loss).
(e) Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue.
(f) Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities.

Cowen Inc.
Unaudited Reconciliation of GAAP and Economic Revenue for the Three Months Ended September 30, 2016
(Dollar amounts in thousands)

	Three Months Ended September 30, 2016
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments (1)		Consolidation (2)	Income
Revenue
Investment banking	$36,722	$—		$—	$36,722
Brokerage	49,605	1,919	(f)	—	51,524
Management fees	10,272	5,822	(a)	445	16,539
Incentive income	1,284	9,979	(a)	562	11,825
Investment income	—	19,730	(b)(d)	—	19,730
Interest and dividends	3,906	(3,906)	(b)	—	—
Reimbursement from affiliates	2,140	(2,216)	(c)	76	—
Aircraft lease revenue	1,089	(1,089)	(d)	—	—
Reinsurance premiums	8,905	(8,905)	(e)	—	—
Other revenues	16,207	963	(e)	—	17,170
Consolidated Funds	897	—		(897)	—
Total revenue	$131,027	$22,297		$186	$153,510

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1) Other adjustments include reclassifications between other income (loss), redeemable non-controlling interests and interest and non-interest expenses based on the nature of the respective line item
(2) Fund consolidation includes the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities, the healthcare royalty business and the activist business.

(b) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends).
(c) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(d) Aircraft lease revenue is shown net of expenses in investment income for Economic Income (Loss).
(e) Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue.
(f) Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities.

Cowen Inc.
Unaudited Reconciliation of GAAP and Economic Revenue for the Nine Months Ended September 30, 2017
(Dollar amounts in thousands)

	Nine Months Ended September 30, 2017
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments (1)		Consolidation (2)	Income
Revenue
Investment banking	$158,082	$—		$—	$158,082
Brokerage	198,599	10,675	(f)	—	209,274
Management fees	25,587	14,735	(a)	1,773	42,095
Incentive income	6,217	8,740	(a)	3,669	18,626
Investment income	—	51,765	(b)(d)	—	51,765
Interest and dividends	27,324	(27,324)	(b)	—	—
Reimbursement from affiliates	2,631	(2,872)	(c)	241	—
Aircraft lease revenue	3,036	(3,036)	(d)	—	—
Reinsurance premiums	21,957	(21,957)	(e)	—	—
Other revenues	6,147	(2,833)	(e)	—	3,314
Consolidated Funds	4,751	—		(4,751)	—
Total revenue	$454,331	$27,893		$932	$483,156

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1) Other adjustments include reclassifications between other income (loss), redeemable non-controlling interests and interest and non-interest expenses based on the nature of the respective line item
(2) Fund consolidation includes the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities, the healthcare royalty business and the activist business.

(b) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends).
(c) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(d) Aircraft lease revenue is shown net of expenses in investment income for Economic Income (Loss).
(e) Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue.
(f) Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities.

Cowen Inc.
Unaudited Reconciliation of GAAP and Economic Revenue for the Nine Months Ended September 30, 2016
(Dollar amounts in thousands)

	Nine Months Ended September 30, 2016
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments (1)		Consolidation (2)	Income
Revenue
Investment banking	$98,156	$—		$—	$98,156
Brokerage	147,640	5,777	(f)	—	153,417
Management fees	31,951	16,748	(a)	1,239	49,938
Incentive income	2,823	15,782	(a)	569	19,174
Investment income	—	(591)	(b)(d)	—	(591)
Interest and dividends	11,664	(11,664)	(b)	—	—
Reimbursement from affiliates	8,268	(8,492)	(c)	224	—
Aircraft lease revenue	3,071	(3,071)	(d)	—	—
Reinsurance premiums	23,243	(23,243)	(e)	—	—
Other revenues	17,940	1,510	(e)	—	19,450
Consolidated Funds	4,541	—		(4,541)	—
Total revenue	$349,297	$(7,244)		$(2,509)	$339,544

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1) Other adjustments include reclassifications between other income (loss), redeemable non-controlling interests and interest and non-interest expenses based on the nature of the respective line item
(2) Fund consolidation includes the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends).
(c) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(d) Aircraft lease revenue is shown net of expenses in investment income for Economic Income (Loss).
(e) Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue.
(f) Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities.